EXHIBIT 11

                          COMPAQ COMPUTER CORPORATION

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                      FOR THE PERIODS ENDED SEPTEMBER 30

                                  Primary earnings      Fully diluted earnings
                                      per share                per share

                                  Nine      Three          Nine      Three
                                 months     months        months     months
                                --------   --------      --------   --------
                                   (in millions, except per share amounts)

                                                     1994
                                                     ----
Shares:
 Weighted average number of
  shares outstanding               256.8      258.0         256.8      258.0
 Incremental shares attributed
  to outstanding options            11.1       10.8          11.3       10.8
                                --------   --------      --------   --------
                                   267.9      268.8         268.1      268.8
                                ========   ========      ========   ========


Earnings:
 Net income                     $    624   $    201      $    624   $    201
                                ========   ========      ========   ========


Earnings per common and common
 equivalent share               $   2.33   $   0.75      $   2.33   $   0.75
                                ========   ========      ========   ========




                                                     1993
                                                     ----
Shares:
 Weighted average number of
  shares outstanding               244.2      247.0         244.2      247.0
 Incremental shares attributed
  to outstanding options             7.9        7.1           9.9        8.6
                                --------   --------      --------   --------
                                   252.1      254.1         254.1      255.6
                                ========   ========      ========   ========


Earnings:
 Net income                     $    311   $    107      $    311   $    107
                                ========   ========      ========   ========


Earnings per common and common
 equivalent share               $   1.23   $   0.42      $   1.22   $   0.42
                                ========   ========      ========   ========

All share and per-share information has been retroactively restated in the accompanying financial data to reflect the three-for-one stock split effected in the form of a 200% stock dividend declared by the Company in April 1994.